EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members’ of Converge Direct, LLC, Converge Marketing Services LLC, Converge Direct Interactive, LLC and Lacuna Ventures, LLC

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Converge Direct, LLC and its Affiliates, Converge Marketing Services LLC, Converge Direct Interactive, LLC and Lacuna Ventures, LLC (collectively the “Company”) as of December 31, 2021 and 2020, and the related combined statements of operations, members’ interest, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 2021 and 2020, and the results of its combined operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2021.

Las Vegas, Nevada

June 6, 2022

PCAOB ID Number 587

F-1

Converge Direct, LLC and Affiliates

Combined Balance Sheets

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$22,285,380	$26,002,564
Marketable securities	1,180,371	8,677,297
Accounts receivable, net	14,931,034	11,660,865
Prepaid expenses	1,756,039	13,367
Total current assets	40,152,824	46,354,093
Other assets, non-current	612,631	499,287
Property and equipment, net	251,047	356,198
Due from related parties	554,296	-
Right-of-use lease assets	5,674,394	5,840,588
Total assets	$47,245,192	$53,050,166

LIABILITIES AND MEMBERS INTEREST
Current liabilities:
Accounts payable and accrued expenses	$26,933,534	$29,472,304
Due to related parties	-	118,700
Contract liabilities	1,811,716	5,314,913
Operating lease liabilities, current	610,447	431,695
Total current liabilities	29,355,697	35,337,612

Long term liabilities:
Operating lease liabilities, noncurrent	5,666,827	5,953,713
Letter of credit	-	111,914
Total liabilities	35,022,524	41,403,239
Members' interest	12,222,668	11,646,927
Total liabilities and members interest	$47,245,192	$53,050,166

The accompanying notes are an integral part of these combined financial statements

F-2

Converge Direct, LLC and Affiliates

Combined Statements of Operations

	For the Years Ended December 31,
	2021	2020

Revenues	$293,519,725	$237,810,051
Cost of revenues	255,876,516	203,904,825
Gross profit	37,643,209	33,905,226
Operating expenses:
Selling, general and administrative expenses	12,883,835	14,274,816
Professional fees	3,411,213	3,485,481
Depreciation expense	122,207	119,623
Total operating expenses	16,417,255	17,879,920
Income from operations	21,225,954	16,025,306
Other income (expense):
Income from government grants	-	1,585,700
Interest expense	(13,847)	(2,955)
Dividend income	57,904	134,785
Interest income	50,022	85,904
Other income	2,938	-
Realized gain from investments	1,291,723	955,662
Unrealized loss from investments	(803,419)	(714,317)
Total other income	585,321	2,044,779
Net Income before income tax	21,811,275	18,070,085
Provision for income tax	(472,534)	(71,110)
Net Income	$21,338,741	$17,998,975

The accompanying notes are an integral part of these combined financial statements

F-3

Converge Direct, LLC and Affiliates

Combined Statements of Members’ Interest

Balance December 31, 2019	$4,347,952
Member distributions	(10,700,000)
Net Income	17,998,975
Balance December 31, 2020	11,646,927
Member distributions	(20,763,000)
Net Income	21,338,741
Balance December 31, 2021	$12,222,668

The accompanying notes are an integral part of these combined financial statements

F-4

Converge Direct, LLC and Affiliates

Combined Statements of Cashflows

	For the Years ended December 31,
	2021	2020

Cash flows from operating activities:
Net income	$21,338,741	$17,998,975
Adjustments to reconcile net income to net cash provided by
operating activities:
Forgiveness of paycheck protection program loan	-	(1,585,700)
Unrealized losses on marketable securities	803,419	714,317
Realized gains on marketable securities	(1,291,723)	(955,662)
Depreciation	122,207	119,623
Change in operating assets and liabilities:	-	-
Accounts receivable	(3,270,169)	(1,770,269)
Prepaid expenses	(1,856,016)	188,223
Due from related parties	(554,296)	-
Accounts payable and accrued expenses	(2,360,018)	5,297,362
Operating lease right-of-use assets and liabilities	(120,692)	544,597
Contract liabilities	(3,503,197)	4,330,396
Net cash provided by operating activities	9,308,256	24,881,862
Cash flows from investing activities:
Purchase of marketable securities	(4,676,558)	(4,620,351)
Proceeds from the sale of marketable securities	12,661,788	6,459,062
Purchase of fixed assets	(17,056)	(79,923)
Net cash provided by investing activities	7,968,174	1,758,788
Cash flows from financing activities:
Net change in due to related parties	(118,700)	(45,964)
Payments for settlement payable	-	(1,200,000)
Net change in letter of credit	(111,914)	(117,182)
Members' distributions	(20,763,000)	(10,700,000)
Net cash used in financing activities	(20,993,614)	(12,063,146)
Net Increase (decrease) in cash, cash equivalents, restricted cash	(3,717,184)	14,577,504
Cash and cash equivalents - beginning of period	26,002,564	11,425,060
Cash and cash equivalents - ending of period	$22,285,380	$26,002,564

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$13,847	$2,955
Taxes	$2,437,643	$256,403

The accompanying notes are an integral part of these combined financial statements

F-5

Converge Direct, LLC and Affiliates

Notes to Combined Financial Statements

For the Years Ended December 31, 2021 and 2020

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY AND NATURE OF BUSINESS

Converge Direct, LLC and their affiliates (the “Company”) is a group of data and technology driven marketing agencies supporting national brands in media planning, buying and consumer analytics across all marketing channels. The affiliates of Converge Direct, LLC are known as Converge Marketing Services LLC, Converge Direct Interactive, LLC & Lacuna Ventures, LLC.  Converge Direct, LLC (“CD’) was formed on March 28, 2006, as a multi member LLC established under the laws of New York State.  Converge Direct Interactive, LLC (“CDI”) was formed on December 1, 2015, as a multi member LLC established under the laws of New York State.  Converge Marketing Services, LLC (“CMS”) was formed on December 9, 2017, as a multi member LLC established under the laws of New York State.  Lacuna Ventures, LLC (“Lacuna”) was formed on February 26, 2020, as a multi member LLC established under the laws of the State of New York. All entities are being presented in a combined format for the purposes of the financial statements.

Impact of COVID-19

Covid-19 has had minimal impact to the Company. The primary impact was the reduction in services and revenue generated from its clients in the travel and leisure industry.

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of Converge Direct, LLC (New York), Converge Marketing Services, LLC (to the extent of 40%) (New York), Converge Interactive, LLC (New York), and Lacuna Ventures, LLC (New York). These four entities have common ownership and common management.  All significant intercompany accounts and transactions have been eliminated in combination.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions made by management include, among others, the assessment of the collectability of accounts receivable and the determination of the allowance for doubtful accounts, the valuation and useful life of capitalized equipment costs and long-lived assets.

F-6

FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and 2020.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities. Fair values for these items were assumed to approximate carrying values because of their short-term nature or they are payable on demand.

The fair values of the Company’s money market funds and certain marketable equity securities are based on quoted prices in active markets for identical assets. The valuation techniques used to measure the fair value of the Company’s debt instruments and all other financial instruments, which generally have counterparties with high credit ratings, are based on quoted market prices or model-driven valuations using significant inputs derived from or corroborated by observable market data.

The Company periodically reviews the outstanding accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. For those clients to whom we extend credit, we perform periodic evaluations of accounts receivable and maintain allowances for potential credit losses as deemed necessary.

As of December 31, 2021 and 2020, the Company had $0 in allowance for doubtful accounts.  Management does not believe an allowance for doubtful accounts was necessary as any accounts that were deemed uncollectible during the year were written-off to bad debt expense which totaled $0 for the year. The vast majority of client engagements are contracted as invoiced at the time the media is being purchased, and due prior to vendor remittance due.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, and highly liquid debt instruments with original maturities of less than three months.  At various times during the year, the Company has maintained cash balances in excess of federally insured limits.  The Company believes it mitigates its risk by banking with a major financial institution.

F-7

We invest all excess cash primarily in government bonds, corporate debt securities, mortgage-backed and asset-backed securities, time deposits, and money market funds.

We classify all marketable debt securities that have stated maturities of three months or less from the date of purchase as cash equivalents and those with stated maturities of greater than three months as marketable securities on our Combined Balance Sheet.

We determine the appropriate classification of our investments in marketable debt securities at the time of purchase and reevaluate such designation at each balance sheet date. We have classified and accounted for our marketable debt securities as available-for-sale. After consideration of our risk versus reward objectives, as well as our liquidity requirements, we may sell these debt securities prior to their stated maturities. As we view these securities as available to support current operations, we classify highly liquid securities with maturities beyond 12 months as current assets under the caption marketable securities on the Combined Balance Sheet. We carry these securities at fair value, and have elected the fair value option, for which changes in fair value are recorded in other income (expense), net. We determine any realized gains or losses on the sale of marketable debt securities on a specific identification method, and we record such gains and losses as a component of other income (expense), net.

ACCOUNTS RECEIVABLE

Our accounts receivable are amounts due from our clients. For those clients to whom we extend credit, we perform periodic evaluations of accounts receivable and will maintain allowances for potential credit losses as deemed necessary.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets of three to seven years.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable, and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

F-8

LEASES

Right-of-use assets and lease liabilities are recorded in accordance with Leases (Topic 842).  The Company has recorded a lease liability because the Company has the obligation to make lease payments and a ROU asset for the right to use the underlying asset for the lease term. The lease liability is measured at the present value of the lease payments over the lease term. The right-of-use asset is measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. The Company uses the optional transitional method and elected to use the package of three practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization.

Income from subleased properties as well as non-lease items such as common-area maintenance and utilities are recognized as non-operating “other income” on the Combined Statements of Operations.

REVENUE

The Company generates revenue primarily from two distinct contractual arrangements.

Managed Services

Company provides a service (such as, but not limited to, media planning, media buying, media ROI measurement and media or marketing performance reporting). The Company is compensated for delivering such services by means of a (i) predetermined retainer amount or (ii) a pre-determined commission percentage based on the total media spend executed by Company on a client’s behalf.

Within managed service contracts there are times at which our customers reimburse us for expenses relating to the out-of-pocket costs associated with the provision of Managed Services engagements. This includes third party expenses such as media costs and administrative fees (Google, Facebook, TheTradeDesk, etc), technology fees (TheTradeDesk, Invoca, LiveRamp etc), production expenses (printing, logistics, etc), data costs and other third-party expenses that Company incurs on behalf of a client that is needed to deliver the services.

Performance Marketing (“Pay Per Event”)

            Company provides to its clients the ability to pay for a marketing or sales event rather than incurring the media and services expense in a managed service engagement. The Company utilizes the same functions that it delivers in its managed services offering but only charges a client for a pre-determined marketing or sales outcome. The fees in this situation will typically be tied to a (i) cost per phone call, (ii) cost per web form lead, (iii) cost per consumer appointment, (iv) cost per qualified lead, and (v) cost per sale.

            There is a premium that is charged to the client for the Performance Marketing service due to the fact that the Company is taking on the cost risk associated with the services and media that it is executing without knowing that revenue will be generated. The risk is mitigated by the fact that the client has agreed to purchase the “work product’” (lead, call, etc.) at a predetermined cost and the Company charges higher margins associated with the service.

F-9

COST OF REVENUES

Cost of revenues consists of the payments made to third parties, such as media costs and administrative fees (Google, Facebook, TheTradeDesk, etc), technology fees (TheTradeDesk, Invoca, LiveRamp etc), production expenses (printing, logistics, etc), data costs, and other third-party expenses that Company incurs on behalf of a client that is needed to deliver the services.

SALES COMMISSIONS

We expense sales commissions when incurred when the amortization period is one year or less. We recognize an asset for certain sales commissions if we expect the period of benefit of these costs to exceed one year and amortize it over the period of expected benefit. These costs are recorded within sales and marketing expenses.

ADVERTISING

The Company generally expenses marketing and advertising costs as incurred. During the years ended December 31, 2021 and 2020, the Company incurred $6,320, and $94,180, respectively, on marketing, trade shows and advertising.

INCOME TAXES

The Company is made up of multiple LLC’s which have elected to be taxed as a partnership under the provisions of the Internal Revenue Code. As a result, the income earned from the entities pass through to the Members of the respective companies.

Certain companies doing business in New York, California, & New York City are subject to certain State Taxes, Fees, & City Taxes. In addition to the State & City Taxes, the Companies have voluntarily elected to be part of the New York & California Pass Through Entity Tax filings.  As of December 31, 2021 and 2020, $77,066 and $183,162, respectively, has been accrued for City & State income taxes. The Company has adopted the provisions related to accounting for uncertainty in income taxes, which defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has considered its tax positions and believes that all of the positions taken by the Company in its federal and state tax returns are more likely than not to be sustained upon examination.

F-10

The Company files tax returns in the US federal jurisdictions, the states of New York & California and the City of New York.  The Company is subject to tax examinations by federal and state tax authorities for years after 2018.

RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In February 2016 the FASB issued amended guidance in the form of ASU No. 2016-02, “Leases.” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet but recognize expenses on their income statements in a manner similar to today’s accounting for all leases with terms longer than twelve months. Lessees initially recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The lease liability is measured at the present value of the lease payments over the lease term. The right-of-use asset is measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. Leases will be classified as either finance (formerly "capital leases") or operating, with classification affecting the pattern of expense recognition in the income statement. The standard provides for a modified retrospective transition approach for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain optional practical expedients. In July 2018, the FASB issued ASU 2018-11, "Leases: Targeted Improvements", allowing for an alternative transition method (the effective date approach). It allows an entity to initially apply the new lease guidance at the adoption date (rather than at the beginning of the earliest period presented). The Company adopted the new guidance on December 31, 2019 using the optional transitional method and elected to use the package of three practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization. Upon adoption of the standard, the Company has recognized a $6,316,833 right-of-use asset and corresponding lease liability on the balance sheet which resulted in no material impact on accumulated deficit.

NOTE 2 – MARKETABLE SECURITIES

The amortized cost, gross unrealized gains and losses and estimated fair value of investments in equity securities are as follows:

F-11

	As of December 31, 2021
		Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Marketable equity securities, including bond funds and ETFs	$1,150,848	$29,523	$-	$1,180,371
Total marketable securities	$1,150,848	$29,523	$-	$1,180,371

	As of December 31, 2020
		Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Municipal bonds	$1,801,480	$106,463	$-	$1,907,943
Marketable equity securities, including bond funds and ETFs	5,374,117	1,395,237	-	6,769,354
Total marketable securities	$7,175,597	$1,501,700	$-	$8,677,297

            For our marketable securities the Company recorded realized gains of $1,291,723 and unrealized losses of $803,419 for the year ended December 31, 2021 and realized gains of $955,662 and unrealized losses of $714,317 for the year ended December 31, 2020, which are reflected in other income (expense), on the Combined Statements of Operations.

Valuation Hierarchy and Techniques

Our marketable equity securities are publicly traded stocks or funds measured at fair value and classified within Level 1 and 2 in the fair value hierarchy because we use quoted prices for identical assets in active markets or inputs that are based upon quoted prices for similar instruments in active markets.

The Company’s debt instruments, which generally have counterparties with high credit ratings, measured at fair value and classified within Level 2 in the fair value hierarchy are based on quoted market prices or model-driven valuations using significant inputs derived from or corroborated by observable market data.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximate their respective fair values due to the short-term nature of such instruments.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. As of December 31, 2021 and 2020, the Company had the following financial assets and liabilities:

F-12

	Balance as of December 31, 2021	Quoted Prices in Active Markets Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities	$1,180,371	$-	$1,180,371	$-
Total Assets	$1,180,371	$-	$1,180,371	$-

	Balance as of December 31, 2020	Quoted Prices in Active Markets Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities	$8,677,297	$7,058,000	$1,619,297	$-
Total Assets	$8,677,297	$7,058,000	$1,619,297	$-

NOTE 3 – REVENUE RECOGNITION

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

Managed Services

The Company provides to its clients certain services (such as, but not limited to, media planning, media buying, media ROI measurement and media or marketing performance reporting). The Company is compensated for delivering such services by means of a (i) predetermined retainer amount or (ii) a pre-determined commission percentage based on the total media spend executed by Company on a client’s behalf.

Within managed service contracts there are times at which our customers reimburse us for expenses relating to the out-of-pocket costs associated with the provision of Managed Services engagements. This includes third party expenses such as media costs and administrative fees (Google, Facebook, TheTradeDesk, etc), technology fees (TheTradeDesk, Invoca, LiveRamp etc), production expenses (printing, logistics, etc), data costs and other third-party expenses that Company incurs on behalf of a client that is needed to deliver the services.

Revenues recognized under managed services arrangements totaled $194.0 million and $172.2 million, during the years ended December 31, 2021 and 2020, respectively.

Performance Marketing (“Pay Per Event”)

Company provides to its clients the ability to pay for a marketing or sales event rather than incurring the media and services expense in a managed service engagement. The Company utilizes the same functions that it delivers in its managed services offering but only charges a client for a pre-determined marketing or sales outcome. The fees in this situation will typically be tied to a (i) cost per phone call, (ii) cost per web form lead, (iii) cost per consumer appointment, (iv) cost per qualified lead, and (v) cost per sale.

F-13

There is a premium that is charged to the client for the Performance Marketing service due to the fact that the Company is taking on the cost risk associated with the services and media that it is executing without knowing that revenue will be generated. The risk is mitigated by the fact that the client has agreed to purchase the “work product’” (lead, call, etc.) at a predetermined cost and the Company charges higher margins associated with the service.

Revenues recognized under performance marketing arrangements totaled $99.5 million and $65.6 million, during the years ended December 31, 2021 and 2020, respectively.

Principal versus Agent Recognition

Generally, we report advertising revenues on a gross basis, that is, the amounts billed to our customers are recorded as revenues, and amounts paid to suppliers are recorded as cost of revenues. Where we are the principal, we control the advertising and services before it is transferred to our customers. Our control is evidenced by our being primarily responsible to our customers and having a level of discretion in establishing pricing.

Contract Balances from Contracts with Customers

An account receivable is recorded when there is an unconditional right to consideration based on a contract with a customer. When consideration is received from a customer prior to transferring services to the customer under the terms of a contract, a contract liability (deferred revenue) is recorded.

For certain types of contracts with customers, the Company may recognize revenue in advance of the contractual right to invoice the customer, resulting in an amount recorded to contract assets. Once the Company has an unconditional right to consideration under these contracts, the contract assets are reclassified to accounts receivable.

Deferred revenue is recognized as revenue when, or as, control of the services is transferred to the customer and all revenue recognition criteria have been met.

The following table provides information about current contract balances from contracts with customers:

	December 31,
	2021	2020
Accounts receivable	$12,601,306	$7,781,937
Contract assets	$2,329,728	$3,878,928
Deferred revenue	$1,811,716	$5,314,913

As of December 31, 2020 the Company had $5,314,913 of deferred revenue, all of which was recognized as revenue during the year ended December 31, 2021.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2021, and 2020, consist of the following:

F-14

	December 31,
	2021	2020
Computer equipment	$196,977	$186,133
Office furniture & equipment	509,546	504,017
Leasehold improvements	82,076	82,076
Total Property and Equipment	788,599	772,226
Accumulated depreciation	(537,552)	(416,028)
Net book value	$251,047	$356,198

During the years ended December 31, 2021 and 2020, depreciation expense was, $122,207 and $119,623, respectively.

NOTE 4 – ACCOUNTS PAYABLE & ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2021, and 2020, consist of the following:

	December 31,
	2021	2020
Accounts payable	$10,431,308	$60,985
Accrued expenses	16,009,723	28,668,745
Accrued taxes	77,066	183,162
Accrued payroll	415,437	559,412
	$26,933,534	$29,472,304

NOTE 5 – RELATED PARTIES

At times, the Company may have transactions with affiliated and/or related parties.  As of December 31, 2021, the Company had $550,000 due from a separately held entity which holds common ownership with all members of CD, which is reflected in due from related parties on the combined balance sheets. Such amount was fully received in first quarter 2022.

The Company will share certain overhead expenses throughout the year, including labor resources for specific projects, with MRG a separately held entity which holds common ownership with one member of CD. As of December 31, 2020, the Company had $118,700 due to MRG for services rendered, which is reflected in due to related parties on the combined balance sheets. MRG is not part of the acquisition by Troika Media Group, Inc.

NOTE 6 – LEASE LIABILITIES

The Company leases office space and as a result of our adoption of ASC 842, the operating leases are reflected on our balance sheet within operating lease right-of-use (ROU) assets and the related current and non-current operating lease liabilities. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from lease agreement.  Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

As of December 31, 2021, the Company had current and non-current operating lease liabilities of $610,447 and $5,666,827, respectively, and right of use of assets of $5,674,394. As of December 31, 2020, the Company had current and non-current operating lease liabilities of $431,695 and $5,953,713, respectively, and right of use of assets of $5,840,588.

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We adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of our fiscal 2019, using the modified retrospective approach. We determine whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as we have elected the practical expedient. Some of our operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, our incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. We had no financing leases as of December 31, 2021 and 2020.

 We have operating leases for office space. Our leases have remaining lease terms of approximately 8 years. We consider renewal options in determining the lease term used to establish our right-of-use assets and lease liabilities when it is determined that it is reasonably certain that the renewal option will be exercised.

As of December 31, 2021, there were no material variable lease costs or sublease income. Operating leases are classified in operating expenses and were $963,061 and $913,262, for the years ended December 31, 2021 and 2020, respectively.

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Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “selling, general and administrative” expense on the accompanying combined statement of operations.

Weighted Average Remaining Lease Term and Applied Discount Rate

	Weighted Average Remaining Lease Term	Weighted Average Discount Rate
Operating leases as of December 31, 2021	8.2	5.5%

Future Contractual Lease Payments as of December 31, 2021

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the years ending December 31:

Operating Leases - future payment
2022	$942,730
2023	953,171
2024	847,797
2025	871,381
2026	912,293
Thereafter	3,289,571
Total future lease payments, undiscounted	7,816,943
Less: Implied interest	(1,539,669)
Present value of operating lease payments	$6,277,274

NOTE 7 – PAYCHECK PROTECTION PROGRAM  LOAN

Under the CARES Act established by the United States Government, The Company was eligible to receive a Paycheck Protection Plan (PPP) Loan to ensure that all employees were retained and paid during the Global Pandemic.  In April of 2020, the Company received $1,585,700 in a PPP loan. The interest rate on the PPP Loan was 1.0% per annum. Under the PPP, the proceeds of the PPP Loan may be used to pay payroll and make certain covered interest payments, lease payments and utility payments, or the Qualifying Expenses. The Company used all of the proceeds from the loan to pay its employees, and certain expenses deemed eligible under the PPP loan. The Company applied for full forgiveness of the PPP Loan.

In December of 2020, the Company received notification from its lender that the PPP Loan was forgiven in full by the U.S. Small Business Administration at which time the Company recognized the extinguishment of debt as Other Income. The PPP Loan was originally due to mature in April 2022.

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NOTE 8 – LINE OF CREDIT PAYABLE

The Company held a line of credit which was based on a margin account held with its investment brokerage firm.  The availability of the margin loan and the available balance was dependent on the underlying fair value of marketable securities pledged to the investment brokerage firm.  The interest rate was 1.25% at December 31, 2020.  As of December 31, 2020, the Company had a balance due in the amount $111,914.  As of December 31, 2021, there is no balance due.

NOTE 9 – LEGAL CONTINGENCIES

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows. The Company has one outstanding legal complaint concerning a media campaign which it is fully indemnified on from its marketing partner under the terms of its Marketing Partner Agreement which in any event is not material.

Other than the foregoing, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

NOTE 10 – MEMBERS' INTEREST

The membership interests in each Company consists of such number or classes of membership interest as may be issued from time to time by the Company as determined by the Members. At December 31, 2021 and 2020 those membership interests were based on the percentage ownership interest based on the underlying companies operating agreements. There is currently only one (1) class of membership interests per company. Each Member shall be entitled to vote in percentage of their ownership interest as to all matters that come before the Members for a vote.  There are currently four members and their percentage ownership interest in each company is as follows:

	Ownership Percentage
Member	CD	CDI	CMS	Lacuna
Member A	60%	60%	40%	40%
Member B	20%	20%	60%	10%
Member C	10%	10%	0%	40%
Member D	10%	10%	0%	10%
	100%	100%	100%	100%

CMS is a certified Minority Business Enterprise (“MBE”) and is majority owned by one of the members, as required to maintain the MBE certification.

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NOTE 11 – CONCENTRATION OF RISK

Substantially all revenues and assets of the Company are attributed to or located in the United States.

The Company is subject to credit risk from its accounts receivable related to its sales. The Company generally does not perform evaluations of customers' financial condition and generally does not require collateral. Accounts receivable, net on the accompanying combined balance sheets as of December 31, 2021 and 2020 include amounts due from the following individual customers, which accounted for the noted percentages of the gross balance:

	December 31,
	2021	2020
Customer 1	49%	30%
Customer 2	25%	26%
Customer 3	10%	31%

Revenues in the accompanying combined statements of operations for the years ended December 31, 2021 and 2020 include amounts from the following individual customers, which accounted for the noted percentages of the total:

	December 31,
	2021	2020
Customer A	25%	23%
Customer B	19%	21%
Customer C	17%	15%
Customer D	15%	15%

NOTE 12 – SUBSEQUENT EVENTS

Acquisition of Converge Direct, LLC.

On March 22, 2022 (the “Closing Date”), Troika Media Group, Inc. (“Troika”) completed the acquisition of Converge Direct, LLC and affiliates (the “Converge Acquisition”). Per the terms of the Membership Interest Purchase Agreement, inclusive of amendments, (the “MIPA”) dated as of November 22, 2021, the total purchase price for the Converge Acquisition was $125,000,000, which includes one hundred million dollars ($100,000,000) in cash pursuant to a two-step closing. The remaining twenty-five million ($25,000,000) dollars was paid in Troika’s restricted common stock valued at $2.00 per share. Pursuant to the provisions of the MIPA, an aggregate of $2,500,000 (10%) or 1,250,000 shares of the common stock issued to the Sellers are held in escrow to secure against claims for indemnification. The escrowed shares shall be held until the later of (a) one year from the Closing Date, or (b) the resolution of indemnification claims. The Closing was conditioned upon the completion of a $75,000,000 debt financing with Blue Torch Capital, a direct lender having experience providing bespoke credit solutions. Blue Torch Capital became the senior secured lender of Converge and its subsidiaries and first position security holder.

Operating Agreements

On March 9, 2022, as a result of the Troika transaction, the operating agreements of Converge and its affiliates were amended and restated.  Such amendments reflected the current state of the ownership of the various entities.

Converge Marketing Services Exclusive Services Agreement

On March 9, 2022, Converge Direct, LLC (“Converge”) and Converge Marketing Services, LLC (“CMS”) entered into a new five (5) year exclusive services agreement whereby Converge will become the exclusive provider of services and business support to CMS.

Converge Direct, LLC Change in Control

On March 21, 2022, all equity in Converge Direct, LLC was acquired by CD Acquisition Corp., a wholly owned subsidiary of Troika Media Group, Inc.

Distributions

On February 20, 2022, the Company paid distributions to its members totaling $11,985,000.

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